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                                                                   EXHIBIT 10.15



                             COWLITZ BANCORPORATION
                             1997 STOCK OPTION PLAN
                       NONSTATUTORY OPTION AWARD AGREEMENT


        This Nonstatutory Option Award Agreement ("Award Agreement") is made and entered into by and between Cowlitz Bancorporation, a Washington corporation (the "Corporation"), and Charles W. Jarrett (the "Optionee"), as of the 30th day of September, 1997 (the "Date of Grant"), pursuant to the Cowlitz Bancorporation 1997 Stock Option Plan (the "Plan").

        In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the Corporation and the Optionee agree as follows:

            1. Grant of the Option. The Corporation hereby grants to the Optionee the right and option (the "Option") to purchase an aggregate of 11,000 shares (such number being subject to adjustment as provided in the Plan) of Stock (the "Shares") on the terms and conditions herein set forth. The Option awarded hereunder may be exercised in whole or in part and from time to time as hereinafter provided.

            The Option granted under this Award Agreement is not intended to qualify as an "incentive stock option" under section 422 of the Code and shall be not so construed.

            2. Exercise Price. The price at which the Optionee shall be entitled to purchase the Shares covered by the Option shall be One Hundred Dollars ($100.00) per Share, subject to adjustment as provided in paragraph 10 below.

            3. Term of the Option.

        (i) The unexercised portion of the Option, if any, will automatically and without notice terminate upon the earlier of (A) ten years following the Date of Grant or (B) the date determined pursuant to paragraph 8 hereof.

        (ii) The Option will cease to be exercisable with respect to a Share when the Optionee purchases the Share.

            4. Vesting.

        (i) Except as otherwise provided in paragraph 8 hereof, the Option granted hereunder shall vest and become exercisable with respect to Shares as follows:



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NONSTATUTORY OPTION AWARD AGREEMENT


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
                                                                      Number
                 Vesting Date                                     of the Shares
                 ------------                                     -------------
                 Date of Grant                                        3,000

               December 31, 1998                                      1,600

               December 31, 1999                                      1,600

               December 31, 2000                                      1,600

               December 31, 2001                                      1,600

               December 31, 2002                                      1,600

     Date as of Which a Change of Control            All Shares as to Which the Vesting Date
                    Occurs                                 Had Not Occurred Previously


Shares as to which the Vesting Date has occurred shall be referred to as "Vested Shares." Shares as to which the Vesting Date has not occurred shall be referred to as "Nonvested Shares."

        In general, Shares shall become Vested Shares only if the Optionee has been continuously employed as a full-time employee of the Corporation or any Subsidiary from the Date of Grant to and including the respective Vesting Date. In addition, Shares may become Vested Shares in accordance with death, Disability, Normal Retirement or pursuant to Section 9 of the Plan. Notwithstanding the foregoing, no Shares shall be Vested Shares unless and until the Optionee shall have made any and all required filings with and received any and all required approvals from applicable Federal and state regulators with respect to such shares relating to change in control of the Corporation or any subsidiary.

            5. Method of Exercising Option.

        (i) The Optionee may exercise the Option at any time prior to the termination of the Option with respect to all or any part of the Vested Shares. Subject to the terms and conditions of this Award Agreement, the Option may be exercised by timely delivery to the Secretary of the Corporation of an Exercise Notice, which notice shall be effective, subject to the requirements herein, on the date received by the Corporation.

        (ii) The Exercise Notice shall state the Optionee's election to exercise the Option, the number of Vested Shares in respect of which an election to exercise has been made, the method of payment elected and the exact name or names in which the Vested Shares then being purchased will be registered.

        (iii) The Exercise Notice must be signed by the Optionee and must be accompanied by payment of the aggregate Exercise Price of the Vested Shares then being purchased.



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        (iv) In the event the Option must be exercised by a person or persons other than the Optionee pursuant to paragraph 8 below, the Exercise Notice must be signed by such other person or persons and must be accompanied by proof acceptable to the Committee of the legal right of such person or persons to exercise the Option and the Shares issued upon such exercise shall be subject to the limitations applicable to such Shares in the hands of the Optionee.

             6. Method of Payment for Options. The Exercise Price of an Option shall be payable in full upon the exercise of the Option (a) in cash or by an equivalent means acceptable to the Committee, (b) if permitted by applicable laws and regulations (including but not limited to federal tax and securities laws), with shares of Stock owned by Optionee (including shares received upon exercise of the Option or restricted shares already held by Optionee) and having a Fair Market Value at least equal to the aggregate Exercise Price payable in connection with such exercise, or (c) by any combination of clauses (a) and (b). If shares of Stock are used in payment of all or any portion of the Exercise Price, then (for purposes of payment of the Exercise Price) those shares of Stock shall be deemed to have a cash value equal to their aggregate Fair Market Value determined as of the date the certificate for such shares is delivered to the Corporation. If shares of restricted Stock are used in payment of all or any portion of the Exercise Price, then an equal number of shares issued pursuant to the exercise shall be restricted on the same terms and for the restriction period remaining on the shares used for payment.

        In addition, at the request of Optionee and if permitted by applicable laws and regulations (including but not limited to federal tax and securities laws), the Committee may (but shall not be required to) approve arrangements with a brokerage firm under which that brokerage firm, on behalf of Optionee, shall pay to the Corporation the Exercise Price of the Option being exercised and the Corporation shall promptly deliver the exercised shares of Stock to the brokerage firm. To accomplish this transaction, Optionee must deliver to the Corporation an Exercise Notice containing irrevocable instructions from Optionee to the Corporation to deliver the Stock certificates representing the shares of Stock directly to the broker. Upon receiving a copy of the Exercise Notice acknowledged by the Corporation, the broker shall sell that number of shares of Stock or loan Optionee an amount sufficient to pay the Exercise Price and any withholding obligations due. The broker then shall deliver to the Corporation that portion of the sale or loan proceeds necessary to cover the Exercise Price and any withholding obligations due. The Committee shall not approve any transaction of this nature if the Committee believes that the transaction would give rise to Optionee's liability for short-swing profits under Section 16(b) of the Exchange Act.

        The Optionee shall pay to the Corporation (or the Corporation's Subsidiary if Optionee is an employee of a Subsidiary of the Corporation), at the time of the exercise of an Option, the amount that the Committee deems necessary to satisfy the Corporation's or its Subsidiary's current or future obligation to withhold federal, state, or local income or other taxes that Optionee incurs by exercising an Option. In connection with the exercise of an Option requiring tax withholding, a Optionee may (a) direct the Corporation to withhold from the shares of Stock to be issued to Optionee the number of shares necessary to satisfy the Corporation's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value as of the date



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of exercise; (b) deliver to the Corporation sufficient shares of Stock (based upon the Fair Market Value as of the date of such delivery) to satisfy the Corporation's tax withholding obligation, which tax withholding obligation is based on the shares' Fair Market Value as of the later of the date of exercise; or the date as of which the shares of Stock issued in connection with such exercise become includible in the income of Optionee; (c) deliver sufficient cash to the Corporation to satisfy its tax withholding obligations. If Optionee elects to use such a stock withholding feature, Optionee must make the election at the time and in the manner that the Committee prescribes. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld or delivered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then Optionee shall pay to the Corporation, immediately upon the Committee's request, the amount of that deficiency in the form of payment requested by the Committee.

               7. Delivery of Shares. No Shares shall be delivered to the Optionee upon exercise of the Option until (i) the Exercise Price for such Shares being purchased is paid in full in the manner herein provided; (ii) all the applicable taxes required to be withheld have been paid or withheld in full;
(iii) approval of any governmental authority required in connection with the Option, or the issuance of such Shares thereunder, has been received by the Corporation; and (iv) if required by the Committee, the Optionee has delivered to the Committee an "Investment Letter" in form and content satisfactory to the Corporation as provided in paragraph 11 below.

               8. Termination of Employment. In the event of the Optionee's termination of employment for reasons other than Normal Retirement, Disability or death, the Optionee's right to exercise the Option will be limited to Shares that are Vested Shares on the date of such termination and, subject to earlier termination in accordance with paragraph 3(i) hereof, will expire as to such Vested Shares on the date which is 180 calendar days following the date of such termination. In the event of the Optionee's termination of employment for reasons of Normal Retirement, Disability or death, then all Shares as to which the Option is unexercised as of the date of such termination shall become Vested Shares as of such date, and, subject to earlier termination in accordance with paragraph 3(i) hereof, the Option will expire as to all Vested Shares on the date which is 180 calendar days following the date of such Normal Retirement, Disability or death. Upon the Disability or death of a Optionee, any and all Vested Shares may be exercised by the Optionee or his guardian, legal representative, legatees, distributees or heirs for the periods prescribed herein. The Committee has the right to require whatever evidence it deems necessary to establish the rights of any person or persons seeking to exercise the Option in the event of a Optionee's Disability or death.

               9. Nontransferability. Except as provided in paragraph 8 above, the Option granted by this Award Agreement shall be exercisable only by the Optionee during his or her lifetime and while an employee of the Corporation. No Option granted by this Award Agreement is transferable by the Optionee other than by will or pursuant to applicable laws of descent and distribution. The Option, and any rights and privileges in connection therewith, cannot be transferred, assigned, pledged or hypothecated by the Optionee, or by any other person or persons, in any way, whether by operation of law, or otherwise, and may not be



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subject to execution, attachment, garnishment or similar process. In the event of any such occurrence, this Award Agreement will automatically terminate and will thereafter be null and void.

               10. Adjustments. If there is any change in the capital structure of the Corporation through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or combination of shares, each remaining Share subject to this Option or the Exercise Price with respect to such Share shall be proportionately adjusted to prevent dilution or enlargement of the Shares subject to the Option or of the Exercise Price, as provided in
Section 9 of the Plan.

               11. Securities Act. The Corporation will not be required to deliver any Shares pursuant to the exercise of all or any part of the Option if, in the opinion of counsel for the Corporation, such issuance would violate the Securities Act or any other applicable federal or state securities laws or regulations. The Committee may require that the Optionee, prior to the issuance of any such Shares pursuant to exercise of the Option, sign and deliver to the Corporation a written statement ("Investment Letter") stating that (i) the Optionee is purchasing the Shares for his or her own account and not with a view to, or for sale in connection with, any distribution thereof, he or she has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof and he or she does not currently have any reason to anticipate a change in the foregoing; (ii) the Optionee understands that the Shares have not been registered under the Securities Act or any applicable state securities laws or regulations and, therefore, cannot be offered or resold unless the Shares are so registered or an applicable exemption from registration is available; and (iii) agrees that the certificates representing the Shares may bear a legend to the effect set forth in clause (ii) above. Such Investment Letter must be in form and substance acceptable to the Committee in its sole discretion.

               12. Section 16(b) Matters. If Optionee is a director or officer of the Corporation or any of its Subsidiaries who is subject to Section 16(b) of the Exchange Act, Awards shall be exercisable during Optionee's lifetime only by Optionee or Optionee's guardian or legal representative, but not for at least six months after grant, unless (a) (and to the extent that) the Board of Directors expressly authorizes that an Award shall be exercisable before the expiration of the six-month period or (b) the death or disability of Optionee occurs before the expiration of the six-month period. In addition, if Optionee is such an officer or director, Optionee may not have shares of Stock withheld to pay tax withholding obligations within the first six months of the term of an Award and any election by Optionee to have tax withholding obligations satisfied by the withholding of shares of Stock shall be irrevocable and shall be communicated to the Committee during the period beginning on the third day following the date of release of quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date or by an irrevocable election communicated to the Committee at least six months before the date of exercise of the Award for which such withholding is desired.



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               13. Notice. All notices required or permitted under this Award
Agreement, including an Exercise Notice, must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the Corporation properly addressed to the person who is to receive it. An Exercise Notice shall be effective when actually received by the Corporation, in writing and in conformance with this Award Agreement and the Plan. Until changed in accordance herewith, the Corporation and the Optionee specify their respective addresses as set forth below:

               Corporation:         Cowlitz Bancorporation
                                    927 Commerce Avenue
                                    Longview, Washington 98632
                                    Attention:  Chairman of Board of Directors

               Optionee:            As indicated on the signature page hereto.

               14. Information Confidential. As partial consideration for the granting of this Option, the Optionee agrees that he or she will keep confidential all information and knowledge that he or she has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Optionee's spouse, tax and financial advisors, or a financial institution to the extent that such information is necessary to obtain a loan.

               15. Definitions; Copy of Plan. To the extent not specifically provided herein or otherwise required by context, all capitalized terms used in this Award Agreement but not defined herein shall have the same meanings ascribed to them in the Plan. However, any reference herein to the "Committee" shall refer to the Committee or the Plan Administrator, as appropriate. By the execution of this Award Agreement, the Optionee acknowledges that he or she has received and reviewed a copy of the Plan.

               16. Administration. This Award Agreement is subject to the terms and conditions of the Plan. The Plan will be administered by the Committee in accordance with its terms. The Committee has sole and complete discretion with respect to all matters reserved to it by the Plan, and decisions of the Committee with respect to the Plan and to this Award Agreement shall be final and binding upon the Optionee and the Corporation. In the event of any conflict between the terms and conditions of this Award Agreement and the Plan, the provisions of the Plan shall control.

               17. Continuation of Employment. This Award Agreement shall not be construed to confer upon the Optionee any right to continue in the employ of the Corporation or its Subsidiaries and shall not limit the right of the Corporation or its Subsidiaries, in their sole discretion, to terminate the employment of the Optionee at any time.

               18. Amendments. This Award Agreement may be amended only by a written agreement executed by the Corporation and the Optionee.



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               19. Termination. The Corporation may terminate the Plan at any time; however, such termination will not modify the terms and conditions of the Option awarded under this Agreement without the Optionee's consent.

               20. Shareholder Approval. Notwithstanding any provisions of the Award Agreement, no Option may be exercised before the date ("Approval Date") the stockholders of the Corporation, at a meeting at which a quorum is present, shall have approved the Plan by the affirmative vote of a majority of the shares of the Corporation's common voting thereon. In the event of the occurrence of any event described in paragraph 8 hereof prior to the Approval Date, the 180 day-period referred to in paragraph 8 hereof applicable to Vested Shares shall be tolled until the Approval Date.

        IN WITNESS WHEREOF, the partners hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                       COWLITZ BANCORPORATION


                                       By: _____________________________________

                                           Its: ________________________________


                                       OPTIONEE


                                       _________________________________________


                                       Address:


                                       _________________________________________


                                       _________________________________________





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NONSTATUTORY OPTION AWARD AGREEMENT


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